Exhibit 31.2(a)

CERTIFICATION

I, Timothy C. Oliver, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2008 of Metavante Technologies, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Timothy C. Oliver
Timothy C. Oliver
Chief Financial Officer
April 30, 2009